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                                                                     EXHIBIT 5.1


                                 May 28, 1997

Arch Mineral Corporation
CityPlace One, Suite 300
Creve Coeur, Missouri 63141

     Re:  REGISTRATION STATEMENT ON FORM S-4
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Ladies and Gentlemen:
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     I am Senior Vice President - Law & Human Resources, Secretary and General
Counsel of Arch Mineral Corporation, a Delaware corporation (the "Company"), and have acted in such capacity in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the issuance by the Company of an aggregate of up to 19,337,043 shares (the "Shares") of the Common Stock, par value $.01 per share, of the Company pursuant to the Agreement and Plan of Merger, dated as of April 4, 1997 (the "Merger Agreement") among the Company, Ashland Coal, Inc., a Delaware corporation, and AMC Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Company.

     I am familiar with the Registration Statement. I have also examined the Merger Agreement, corporate documents and such certificates, instruments and corporate records, and such questions of law, as I have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments and other papers, I have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to me as conformed, photostatic or other copies.

     On the basis of the foregoing, I am of the opinion that the Shares, when issued in accordance with the Merger Agreement, will be validly issued, and fully paid and non-assessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Proxy Statement/Prospectus forming a part thereof under the caption "Legal Matters."

                                    Sincerely,


                                /s/ Jeffry N. Quinn
                                    Jeffry N. Quinn